Exhibit 99.1

Sutor Technology Group Limited Announces Results of 2014 Annual Meeting of Shareholders

CHANGSHU, China, April 28, 2014 -- Sutor Technology Group Limited (the "Company" or "Sutor") (SUTR), a leading provider of fine finished steel products used by steel fabricators and other applications in a variety of industries, today announced the results of its 2014 annual meeting of shareholders held on April 25, 2014. The following proposals were approved by the Company's shareholders:

1.	Elected all of the nominees to the Board of Directors of the Company to serve until the 2015 Annual Meeting of Shareholders;

2.	Ratified Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014;

3.	Approved the compensation of the Company's named executive officers as disclosed in the Proxy Statement.

About Sutor Technology Group Limited

Sutor is one of the leading China-based manufacturers and distributors of high-end fine finished steel products used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel, and welded steel pipe products. To learn more about the company, please visit http://www.sutorcn.com/en/index.php.

For more information, please contact:

Investor Relations
Sutor Technology Group Limited
Tel: +86-512-5268-0988
Email: investor_relations@sutorcn.com